UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                              _____________________


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                November 10, 2006
                Date of Report (Date of earliest event reported)

                         SAMARITAN PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

         Nevada                        0-26775                   88-0431538
(State or other Jurisdiction    (Commission File Number)       (IRS Employer
      of Incorporation)                                      Identification No.)

                     101 Convention Center Drive, Suite 310
                             Las Vegas, Nevada           89109
               (Address of principal executive offices)(Zip Code)

       Registrant's telephone number, including area code: (702) 735-7001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard. Transfer of Listing.

On November 6, 2006, The American Stock Exchange ("AMEX") sent a letter to Samaritan Pharmaceuticals, Inc. (the "Company") notifying it that, based upon review of the Company's Quarterly Report on Form 10-Q filed for the quarter ended June 30, 2006, AMEX has determined that the Company does not meet certain of the AMEX continued listing standards as set forth in the AMEX Company Guide. Specifically, AMEX notified the Company that it is not in compliance with
Section 1003(a)(ii) of the AMEX Company Guide because the Company's shareholders' equity is less than $4,000,000 and the Company has sustained losses in three out of four of its most recent fiscal years; and Section 1003
(a)(iii) of the Company Guide with Shareholders' equity of less than $6,000,000 and losses from continuing operations and/or net losses in its five most recent fiscal years.

In order to maintain listing of our Common Stock on AMEX, we must submit a plan by December 6, 2006, advising AMEX of the Company's plan to achieve compliance with the continued listing standards referenced in the AMEX letter of November 6, 2006. The plan must provide for the Company to be back in compliance within an 18 month period.

The Listings Qualifications Department of AMEX will evaluate our plan and determine whether we have made a reasonable demonstration in the plan of an ability to regain compliance with the continued listing standards within 18 months. If AMEX accepts our plan, we may be able to continue our listing during the plan period, during which time we will be subject to periodic review to determine if we are making progress consistent with the consistent with the plan. If AMEX does not accept our plan, we do not submit a plan, we fail to make progress consistent with our plan, or if we are not in compliance by the end of the 18 month period, AMEX may initiate delisting proceedings with respect to our Common Stock. We may appeal any AMEX staff determination to initiate delisting proceedings with respect to our Common Stock.

We presently intend to submit such a plan for AMEX to review by December 6, 2006. Our Common Stock continues to trade on AMEX; however, our trading symbol will remain the same but will have an indicator .BC added as an extension to signify our noncompliance with the continued listing standards. Within five days of the November 6, 2006 letter from AMEX, the Company will be included in a list on the AMEX website of issuers that do not comply with the listing standards. The .BC indicator will remain as an extension on our trading symbol until the Company has regained compliance with all applicable continued listing standards.

Item 7.01. Regulation FD Disclosure.

On November 13, 2006, the Company issued a press release disclosing its receipt of a letter dated November 6, 2006 from AMEX and noted that is was not in compliance with AMEX's continued listing standards. A copy of the November 6, 2006 press release, attached hereto as Exhibit 99.1, is being furnished pursuant to Regulation FD and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1 Press Release issued by the Company dated November 13, 2006.

                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                                   Date:  November 13, 2006


                                                   By:  /s/Eugene J. Boyle
                                                        ------------------------
                                                        Eugene J. Boyle
                                                        Chief Financial Officer